UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 18, 2023

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2023, the Board of Directors of Moleculin Biotech, Inc. (the “Company”) adopted the Third Amended and Restated Bylaws of Moleculin Biotech, Inc. (as amended and restated, the “Bylaws”), effective on such date. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Bylaws. The changes to the Bylaws include the following:

Section 2.02 – Provides that the only business that may be transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting, and clarifies that special meetings may be rescheduled or canceled by the Company.

Section 2.03 – Clarifies the ability of the Company to hold meetings of stockholders by remote communication as contemplated by in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.05 – Provides for expanded methods of delivery of notices of meetings of stockholders, including by electronic mail, and permits a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given (provided that any such consent shall be revocable by the stockholder by written notice to the Company).

Section 2.07 – Provides the Company prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, and that such list shall be open to the examination of any stockholder, for any purpose germane to the meeting.

Section 2.08 – Reduced the number of shares of Company stock required to constitute a quorum at a meeting of stockholders from a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, to one-third of the voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy.

Section 2.09 – Clarified the vote required for approval of matters presented to stockholders at a meeting at which a quorum is present shall be a majority of the voting power present in person or represented by proxy and entitled to vote thereon. Directors shall be elected by a plurality of the votes cast.

Section 2.13 – Clarifying the procedures required to nominate persons for the election of directors and to propose any other business to be considered by stockholders at an annual meeting of stockholders.

Section 2.14 – Sets forth the procedures for any adjournment of meetings of stockholders.

Section 2.16 and 2.17 – Sets forth the procedures for the conduct of meetings of stockholders.

Section 3.14 – Clarifies that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.

Article IV – Updates the descriptions of the Company’s officers.

The prior Article V, which specified the process related to the execution of instruments, borrowing of money, and deposit of corporate funds was eliminated as such matters are not required to be included in a company’s bylaws and are addressed by other corporate policies and procedures.

Section 8.03 – Provides that any document to be executed by any officer, director, stockholder, employee or agent of the Company may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law, and that all other contracts, agreements, certificates or instruments to be executed on behalf of the Company may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

In addition, certain non-substantive language and conforming changes, other technical edits and updates consistent with the DGCL were made to the Bylaws. The foregoing summary of the changes effectuated by the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of Moleculin Biotech, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: August 21, 2023 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer